EXHIBIT 10.10

                        Agreement of Limited Partnership
                         of CNL Health Care Partners, LP

                         -------------------------------
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                          CNL HEALTH CARE PARTNERS, LP
                         -------------------------------











                                                    Dated as of December 2, 1999




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                                TABLE OF CONTENTS

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                                                                                                               PAGE
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ARTICLE 1 - DEFINED TERMS.........................................................................................1


ARTICLE 2 - ORGANIZATIONAL MATTERS................................................................................6

  Section 2.1     Formation of Partnership........................................................................6
  Section 2.2     Name............................................................................................6
  Section 2.3     Principal Office and Registered Agent...........................................................6
  Section 2.4     Power of Attorney...............................................................................6
  Section 2.5     Term............................................................................................7

ARTICLE 3 - PURPOSE...............................................................................................7

  Section 3.1     Purpose and Business............................................................................7
  Section 3.2     Powers..........................................................................................7

ARTICLE 4 - CAPITAL CONTRIBUTIONS.................................................................................8

  Section 4.1     Capital Contributions of the Partners...........................................................8
  Section 4.2     Issuances of Additional Partnership Interests...................................................8
  Section 4.3     No Preemptive Rights............................................................................9
  Section 4.4     No Interest on Capital..........................................................................9

ARTICLE 5 - DISTRIBUTIONS.........................................................................................9

  Section 5.1     Requirement and Characterization of Distributions...............................................9
  Section 5.2     Distributions In Kind...........................................................................9
  Section 5.3     Amounts Withheld................................................................................9
  Section 5.4     Distributions Upon Liquidation..................................................................9

ARTICLE 6 - ALLOCATIONS...........................................................................................9

  Section 6.1     Allocations for Capital Account Purposes........................................................9

ARTICLE 7 - MANAGEMENT AND OPERATIONS OF BUSINESS................................................................10

  Section 7.1     Management.....................................................................................10
  Section 7.2     Certificate of Limited Partnership.............................................................13
  Section 7.3     Restrictions on General Partner's Authority....................................................13
  Section 7.4     Title to Partnership Assets....................................................................13
  Section 7.5     Reliance by Third Parties......................................................................13

ARTICLE 8 - RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS...........................................................15

  Section 8.1     Limitation of Liability........................................................................15
  Section 8.2     Management of Business.........................................................................15

ARTICLE 9 - BOOKS, RECORDS, ACCOUNTING AND REPORTS...............................................................15

  Section 9.1     Records and Accounting.........................................................................15
  Section 9.2     Fiscal Year....................................................................................15

ARTICLE 10 - TAX MATTERS.........................................................................................15

  Section 10.1    Preparation of Tax Returns.....................................................................15
  Section 10.2    Tax Elections..................................................................................15
  Section 10.3    Tax Matters Partner............................................................................16
  Section 10.4    Organizational Expenses........................................................................16
  Section 10.5    Withholding....................................................................................17

                                      -i-


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ARTICLE 11 - TRANSFERS AND WITHDRAWALS...........................................................................17

  Section 11.1    Transfer.......................................................................................17
  Section 11.2    Transfer of General Partner's Partnership Interest.............................................17
  Section 11.3    Transfer of Limited Partners' Partnership Interests............................................17
  Section 11.4    Acquisition of Partnership Interest by Partnership.............................................17

ARTICLE 12 - DISSOLUTION, LIQUIDATION AND TERMINATION............................................................18

  Section 12.1    Dissolution....................................................................................18
  Section 12.2    Winding Up.....................................................................................18
  Section 12.3    Compliance with Timing Requirements of Regulations.............................................19
  Section 12.4    Deemed Contribution and Distribution...........................................................19
  Section 12.5    Rights of Limited Partners.....................................................................20
  Section 12.6    Notice of Dissolution..........................................................................20
  Section 12.7    Termination of Partnership and Cancellation of Certificate of Limited Partnership..............20
  Section 12.8    Reasonable Time for Winding-Up.................................................................20
  Section 12.9    Waiver of Partition............................................................................20
  Section 12.10   Liability of the Liquidator....................................................................20

ARTICLE 13 - AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS........................................................21

  Section 13.1    Amendments.....................................................................................21
  Section 13.2    Meetings of the Partners.......................................................................21

ARTICLE 14 - GENERAL PROVISIONS..................................................................................22

  Section 14.1    Addresses and Notice...........................................................................22
  Section 14.2    Titles and Captions............................................................................22
  Section 14.3    Pronouns and Plurals...........................................................................22
  Section 14.4    Further Action.................................................................................22
  Section 14.5    Binding Effect.................................................................................22
  Section 14.6    Creditors......................................................................................23
  Section 14.7    Waiver.........................................................................................23
  Section 14.8    Counterparts...................................................................................23
  Section 14.9    Applicable Law.................................................................................23
  Section 14.10   Invalidity of Provisions.......................................................................23
  Section 14.11   Entire Agreement...............................................................................23
  Section 14.12   No Rights as Shareholders......................................................................23


EXHIBIT A - PARTNERS, CONTRIBUTIONS AND PARTNERSHIP INTERESTS
EXHIBIT B - CAPITAL ACCOUNT MAINTENANCE
EXHIBIT C - SPECIAL ALLOCATION RULES
EXHIBIT D - VALUE OF CONTRIBUTED PROPERTY

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                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          CNL HEALTH CARE PARTNERS, LP



         THIS AGREEMENT OF LIMITED PARTNERSHIP, dated as of December 2, 1999, is entered into by and between CNL Health Care GP Corp., a Delaware corporation, as the general partner of the Partnership (the "General Partner") and CNL Health Care LP Corp., a Delaware corporation, as the limited partner of the Partnership (the "Limited Partner").


                                   WITNESSETH:


         WHEREAS, the General Partner caused the Partnership to file a Certificate of Limited Partnership on December 2, 1999, thereby causing the Partnership to be formed; and


         WHEREAS, the General Partner and the Limited Partner desire to enter into this Agreement to set forth the rights and obligations of the parties hereto.


         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                                  DEFINED TERMS


         The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.


         "Act" means the Delaware Revised Uniform Limited Partnership Act, as amended, or any successor statute.


         "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 4.2 hereof and who is shown as such on the books and records of the Partnership.


         "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement, or is treated as being obligated to restore pursuant to Regulations
Section 1.704-1(b)(2)(ii)(c), or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.


         "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership Year.


         "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Exhibit B hereof.


         "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests, or
(iv) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii), and (iii) above. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.


         "Agreement" means this Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.


         "Book-Tax Disparities" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.


         "Business Day" means any day except a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law or executive order to close.


         "Capital Account" means the Capital Account maintained for a Partner pursuant to Exhibit B.


         "Capital Contribution" means, with respect to any Partner, any cash, cash equivalents or the Net Asset Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to
Section 4.1 or 4.2.


         "Carrying Value" means (i) with respect to a Contributed Property or Adjusted Property, the Gross Asset Value of such property, reduced (but not below zero) by all Depreciation with respect to such Property charged to the Partners' Capital Accounts following the contribution of or adjustment with respect to such Property, and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B, and to reflect changes, additions or other adjustments to the Carrying Value for improvements, dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.


         "Certificate" means the Certificate of Limited Partnership relating to the Partnership filed with the Secretary of State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.


         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.


         "Contributed Property" means each property or other asset, in such form as may be permitted by the Act, but excluding cash contributed or deemed contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 1.D of Exhibit B, such property shall no longer constitute a Contributed Property for purposes of Exhibit B, but shall be deemed an Adjusted Property for such purposes.


         "Depreciation" means, for each Partnership Year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.


         "General Partner" means CNL Health Care GP Corp., or its successors as general partner of the Partnership.

         "General Partner Interest" means the Partnership Interest held by the General Partner . A General Partner Interest may be expressed as a number of Partnership Units. Any Partnership Units or Partnership Interests obtained by the General Partner in connection with the issuance of additional Partnership Interests or Partnership Units pursuant to Section 4.2 or otherwise, shall be owned by the General Partner as part of its General Partner Interest.


         "General Partner Shareholder" has the meaning set forth in Section 3.1 hereof.


         "Gross Asset Value" of any Contributed Property means the value of such property as set forth in Exhibit D, or if no value is set forth in Exhibit D, the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt. The General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the Gross Asset Values of Contributed Properties contributed in a single or integrated transaction among the separate properties on a basis proportional to their respective fair market values.


         "HCP Group" means the General Partner Shareholder, the General Partner, CNL Health Care LP Corp., and any wholly owned subsidiaries of the General Partner Shareholder, the General Partner or CNL Health Care LP Corp.


         "Incapacity" or "Incapacitated" means, (i) as to any individual Partner, death, total physical disability or entry of an order by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner's or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.


         "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.


         "Lien" means any lien, security interest, mortgage, deed of trust, charge, claim, encumbrance, pledge, option, right of first offer or first refusal and any other right or interest of any kind or nature, actual or contingent, or other similar encumbrance of any nature whatsoever.


         "Limited Partner" means any Person named as a Limited Partner in Exhibit A, as such Exhibit may be amended from time to time, or any Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.


         "Limited Partner Interest" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Units.

         "Liquidating Event(s)" has the meaning set forth in Section 12.1.


         "Liquidator" has the meaning set forth in Section 12.2.


         "Net Asset Value" means (i) in the case of any Contributed Property set forth in Exhibit D and as of the time of its contribution to the Partnership, the Net Asset Value of such property as set forth in Exhibit D, (ii) in the case of any Contributed Property not set forth in Exhibit D and as of the time of its contribution to the Partnership, the Gross Asset Value of such property, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (iii) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution, as determined under
Section 752 of the Code and the Regulations thereunder.


         "Net Income" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with
Section 1.B of Exhibit B. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Exhibit C, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.


         "Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with
Section 1.B of Exhibit B. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit C, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.


         "Nonrecourse Built-in Gain" means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.


         "Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations
Section 1.704-2(c).


         "Nonrecourse Liability" has the meaning set forth in Regulations
Section 1.752-1(a)(2).


         "Partner" means a General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners.


         "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).


         "Partner Nonrecourse Debt" has the meaning set forth in Regulations
Section 1.704-2(b)(4).


         "Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).


         "Partnership" means the limited partnership formed under the Act and pursuant to this Agreement and any successor thereto.

         "Partnership Interest" means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.


         "Partnership Minimum Gain" has the meaning set forth in Regulations
Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).


         "Partnership Unit" means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Section 4.1 or 4.2. As of the Effective Date, there shall be considered to be 100 Partnership Units outstanding, with each Partnership Unit representing a 1% Percentage Interest in the Partnership.


         "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.


         "Percentage Interest" means, as to a Partner, its interest in the Partnership as determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units then outstanding and as specified in Exhibit A, as such Exhibit may be amended from time to time.


         "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.


         "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.


         "Regulations" means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).


         "Regulatory Allocations" has the meaning set forth in Section 1.G of Exhibit C."REIT" means a real estate investment trust under Sections 856 through 860 of the Code.


         "REIT Share" means a share of common stock of the General Partner Shareholder.


         "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocable pursuant to Section 2.B.1(a) or 2.B.2(a) of Exhibit C to eliminate Book-Tax Disparities.


         "Subsidiary" means, with respect to any Person, any corporation, partnership, or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.


         "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.


         "Transaction" has the meaning set forth in Section 11.2.B.


         "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B) as of such date.

         "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit
B) as of such date, over (ii) the fair market value of such property (as determined under Exhibit B) as of such date.


                                   ARTICLE 2
                             ORGANIZATIONAL MATTERS

SECTION 2.1       FORMATION OF PARTNERSHIP


         The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

SECTION 2.2       NAME


         The name of the Partnership shall be CNL Health Care Partners, LP. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

SECTION 2.3       PRINCIPAL OFFICE AND REGISTERED AGENT


         The address of the principal office of the Partnership shall be located at 450 South Orange Avenue, Orlando, FL 32801, and the registered agent for service of process on the Partnership in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Florida as the General Partner deems advisable.

SECTION 2.4       POWER OF ATTORNEY

         A. Each Limited Partner hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

         (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to qualify or continue the existence or qualification of the Partnership as a limited partnership in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner or the Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with the terms; (c) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 12 hereof or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

         (2) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.


         Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with
Article 13 hereof or as may be otherwise expressly provided for in this Agreement.

         B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner and the transfer of all or any portion of such Limited Partner's Partnership Units and shall extend to such Limited Partner's heirs, successors, assigns and personal representatives. Each such Limited Partner hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designations, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

SECTION 2.5       TERM


         The term of the Partnership commenced on December 2, 1999, the date the Certificate was filed with the Secretary of State of Delaware in accordance with the Act, and shall continue until December 31, 2099, unless the Partnership is dissolved sooner pursuant to the provisions of Article 12 or as otherwise provided by law.

                                    ARTICLE 3
                                     PURPOSE

SECTION 3.1       PURPOSE AND BUSINESS


         The purpose and nature of the business to be conducted by the Partnership is to (i) conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, including, without limitation, to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange, and otherwise dispose of or deal with real and personal property of all kinds; (ii) enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing, and to exercise all of the powers of an owner in any such entity; and
(iii) do anything necessary, appropriate, proper, advisable, desirable, convenient or incidental to the foregoing; provided, however, that such business shall be limited to and conducted in such a manner as to permit the sole shareholder of the General Partner (the "General Partner Shareholder") at all times to qualify as a REIT, unless the General Partner Shareholder voluntarily terminates its REIT status pursuant to its articles of incorporation. In connection with the foregoing, and without limiting the right of the General Partner Shareholder in its sole discretion to cease qualifying as a REIT, the Partners acknowledge that the current status of the General Partner Shareholder as a REIT inures to the benefit of all the Partners and not solely the General Partner or the General Partner Shareholder.

SECTION 3.2       POWERS


         Subject to all of the terms, covenants, conditions and limitations contained in this Agreement and any other agreement entered into by the Partnership, the Partnership shall have full power and authority to do any and all acts and things necessary, appropriate, proper, advisable, desirable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire and develop real property, and lease, sell, transfer or otherwise dispose of real property; provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner Shareholder to achieve or maintain qualification as a REIT, (ii) could subject the General Partner or the General Partner Shareholder to any additional taxes under Section 857 or
Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

                                   ARTICLE 4
                              CAPITAL CONTRIBUTIONS

SECTION 4.1       CAPITAL CONTRIBUTIONS OF THE PARTNERS

         A. On the Effective Date, the Partners shall make the Capital Contributions set forth in Exhibit A to this Agreement. To the extent the Partnership acquires any property by the merger of any other Person into the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in Exhibit A as amended to reflect such deemed Capital Contributions. The Partners shall own Partnership Units in the amounts set forth for each Partner in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately exchanges, Capital Contributions, the issuance of additional Partnership Units (pursuant to any merger or otherwise), or similar events having an effect on a Partner's Percentage Interest. Except as provided in Sections 4.2, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.

         B. The ownership of Partnership Units may be evidenced by such form of certificate as the General Partner may from time to time prescribe. Upon surrender to the General Partner of a certificate evidencing the ownership of Partnership Units, accompanied by proper evidence of authority to transfer, the General Partner shall cancel the old certificate, issue a new certificate to the Person entitled thereto and record the transaction upon its books. The General Partner may issue a new certificate or certificates in place of any certificate or certificates previously issued, which previously-issued certificate or certificates are alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner claiming the certificate or certificates to be lost, stolen or destroyed. When issuing such new certificate or certificates, the General Partner may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or its legal representative, to give the Partnership a bond in such sum as the General Partner may direct as indemnity against any claim that may be made against the Partnership with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

SECTION 4.2       ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS


         The General Partner is hereby authorized to cause the Partnership from time to time to issue to Partners (including the General Partner) or other persons (including, without limitation, in connection with the contribution of property to the Partnership) additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided that no such additional Partnership Units or other Partnership Interests shall be issued to the General Partner unless either (a)(1) the additional Partnership Interests are issued in connection with the grant, award, or issuance of shares of the General Partner, which shares have designations, pref-erences and other rights such that the economic interests attributable to such shares are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner in accordance with this Section 4.2, and (2) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the proceeds, if any, raised in connection with the issuance of such shares of the General Partner, or (b) the additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests.

SECTION 4.3       NO PREEMPTIVE RIGHTS


         No Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership; or (ii) issuance or sale of any Partnership Units or other Partnership Interests.

SECTION 4.4       NO INTEREST ON CAPITAL


         No Partner shall be entitled to interest on its Capital Contribution or its Capital Account.

                                   ARTICLE 5
                                  DISTRIBUTIONS

SECTION 5.1       REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS


         The General Partner shall make such distributions pro rata to the Partners in proportion to their respective Partnership Interests in such amounts and at such intervals as it determines in its discretion.

SECTION 5.2       DISTRIBUTIONS IN KIND


         Pursuant to Section 17-605 of the Act, the General Partner has the authority to make in-kind distributions of assets to the Partners. Any such distributions in kind shall be distributed among the Partners in the same manner as set forth in Section 5.1 with respect to Available Cash (provided that distributions in kind made after commencement of the liquidation of the Partnership shall be distributed to the Partners in accordance with Section 12.2). The General Partner shall determine the fair market value of any assets distributed in kind using such reasonable method of valuation as it may adopt.

SECTION 5.3       AMOUNTS WITHHELD


         All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to a Partner shall be treated as amounts distributed to such Partner pursuant to Section 5.1 for all purposes under this Agreement.

SECTION 5.4       DISTRIBUTIONS UPON LIQUIDATION


         Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Partners in accordance with Section 12.2.

                                   ARTICLE 6
                                   ALLOCATIONS

SECTION 6.1       ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES


         For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Exhibit B hereof) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

         A. Net Income. After giving effect to the special allocations set forth in Section 1 of Exhibit C, Net Income shall be allocated (i) first, to the General Partner to the extent that Net Losses previously allocated to the General Partner pursuant to the last sentence of Section 6.1.B exceed Net Income previously allocated to the General Partner pursuant to this clause (i) of
Section 6.1.A, and (ii) thereafter, Net Income shall be allocated to the Partners in accordance with their respective Percentage Interests.

         B. Net Loss. After giving effect to the special allocations set forth in Section 1 of Exhibit C, Net Loss shall be allocated to the Partners in accordance with their respective Percentage Interests; provided that Net Loss shall not be allocated to any Limited Partner pursuant to this Section 6.1.B to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit). All Net Loss in excess of the limitations set forth in this Section 6.1.B shall be allocated to the General Partner.

         C. Allocation of Nonrecourse Debt. For purposes of Regulations Section 1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-In Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

         D. Recapture Income. If any portion of gain from the sale of property is treated as Recapture Income, such Recapture Income shall be allocated among the Partners in accordance with the provisions of Regulations Sections 1.1245-1(e) and 1.1250-1(f).

         E. Allocations to Reflect Issuance of Additional Partnership Interests. In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner under Section 4.2 hereof, the General Partner shall make such revisions to Sections 6.1.A and B above as it determines are necessary to reflect the issuance of such additional Partnership Interests.

                                    ARTICLE 7
                      MANAGEMENT AND OPERATIONS OF BUSINESS

SECTION 7.1       MANAGEMENT

         A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in
Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

(1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner Shareholder (so long as the General Partner Shareholder elects to qualify as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit the General Partner Shareholder to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

(2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity (all of the foregoing subject to any prior approval only to the extent required by
         Section 7.3 hereof);

(4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, without limitation, the Partnership's Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment and the making of capital contributions to its Subsidiaries;

(5) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership;

(6) the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

(7) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

(8) holding, managing, investing and reinvesting cash and other assets of the Partnership;

(9)      the collection and receipt of revenues and income of the Partnership;

(10) the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership, any division of the Partnership, or the General Partner (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer" of the Partnership, any division of the Partnership, or the General Partner), and of agents, outside attorneys, accountants, consultants and contractors of the General Partner, the Partnership or any division of the Partnership, and the determination of their compensation and other terms of employment or hiring;

(11) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

(12) the formation of, or acquisition of a debt or equity ownership interest in, and the contribution of property to, any further limited or general partnerships, joint ventures, corporations, trusts or other entities that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an investment from time to time);

(13) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(14) the undertaking of any action in connection with the Partnership's direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

(15) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt;

(16) the exercise, directly or indirectly through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(17) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(18) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person; and

(19) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement.

         B. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Section 7.3), the Act or any applicable law, rule or regulation, to the fullest extent permitted under the Act or other applicable law. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

         C. At all times from and after the date hereof, the General Partner at the expense of the Partnership, may or may not cause the Partnership to obtain and maintain casualty, liability and other insurance on the properties of the Partnership.

         D. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain at any and all times working capital accounts and other cash or similar balances in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

         E. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

SECTION 7.2       CERTIFICATE OF LIMITED PARTNERSHIP


         The General Partner has previously filed the Certificate with the Secretary of State of Delaware as required by the Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and each other jurisdiction in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other jurisdiction in which the Partnership may elect to do business or own property. The General Partner shall not be required before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner.

SECTION 7.3       RESTRICTIONS ON GENERAL PARTNER'S AUTHORITY

         A. The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written consent of all of the Partners (or such lower percentage of the Partners as may be specifically provided for under a provision of this Agreement or the Act).

         B. Except as provided in Article 12 hereof, the General Partner may not sell, exchange, transfer or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other Person) without the consent of holders of a majority of the outstanding Partnership Units (including Partnership Units held by the General Partner).

SECTION 7.4       TITLE TO PARTNERSHIP ASSETS


         Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

SECTION 7.5       RELIANCE BY THIRD PARTIES


         Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

SECTION 7.6       REIMBURSEMENT OF THE HCP GROUP

         A. The Partnership shall pay directly or reimburse the HCP Group and its Affiliates for all of the expenses paid or incurred by it in connection with the services it provides to the Partnership, including, but not limited to:

         (1)  expenses for organizing the Partnership;

         (2) acquisition expenses incurred in connection with the selection and acquisition of properties;

         (3)  the actual cost of goods and services used by the Partnership;

         (4) interest and other costs for borrowed money, including discounts, points and other similar fees;

         (5) taxes and assessments on income or property and taxes as an expense of doing business;

         (6) costs associated with insurance required in connection with the business of the Partnership;

         (7) expenses of managing and operating properties owned by the Partnership;

         (8)  all expenses in connection with meetings of the Partners;

         (9) expenses associated with the issuance of Partnership Units, including, but not limited to, legal fees;

         (10) expenses connected with payments of distributions in cash or otherwise made or caused to be made to the Partners;

         (11) expenses of organizing, revising, amending, converting, modifying or terminating the Partnership or this Agreement;

         (12) expenses of maintaining communications with Partners, including the cost of preparation, printing, and mailing reports required by governmental entities;

         (13) expenses related to servicing the property leases, mortgage loans and secured equipment leases;

         (14) administrative service expenses (including personnel costs); and

         (15) audit, accounting and legal fees.

         B. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the HCP Group. If and to the extent any reimbursement made pursuant to this Section 7.6 is determined for federal income tax purposes not to constitute a payment of expenses of the Partnership, the amount so determined shall constitute a guaranteed payment with respect to capital within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners and shall not be treated as a distribution for purposes of computing the Partners' Capital Accounts.

                                   ARTICLE 8
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

SECTION 8.1       LIMITATION OF LIABILITY


         The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or under the Act.

SECTION 8.2       MANAGEMENT OF BUSINESS


         No Limited Partner (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

                                   ARTICLE 9
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

SECTION 9.1       RECORDS AND ACCOUNTING


         The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership's business. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micro graphics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax purposes, on an accrual basis in accordance with generally accepted accounting principles, or other such basis as the General Partner determines to be necessary or appropriate.

SECTION 9.2       FISCAL YEAR


         The fiscal year of the Partnership shall be the calendar year.

                                   ARTICLE 10
                                   TAX MATTERS

SECTION 10.1      PREPARATION OF TAX RETURNS


         The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal, state and local income tax purposes, and the delivery to the Limited Partners of all tax information reasonably required by the Limited Partners for federal, state and local income tax reporting purposes.

SECTION 10.2      TAX ELECTIONS


         Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election or choose any available reporting method pursuant to the Code or state or local tax law. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) or change any reporting method in its sole and absolute discretion.

SECTION 10.3      TAX MATTERS PARTNER

         A. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6223(c)(3) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profits interest of each of the Limited Partners, provided that such information is provided to the Partnership by the Limited Partners.

         B.   The tax matters partner is authorized, but not required:

         (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a "notice partner" (as defined in Section 6231 of the Code) or a member of a "notice group" (as defined in
              Section 6223(b)(2) of the Code);

         (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

         (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

         (4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

         (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

         (6) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.


         The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner.

         C. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder.

SECTION 10.4      ORGANIZATIONAL EXPENSES


         The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60)-month period as provided in Section 709 of the Code.

SECTION 10.5      WITHHOLDING


         Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner, or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and, until repayment of such loan, shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                                   ARTICLE 11
                            TRANSFERS AND WITHDRAWALS

SECTION 11.1      TRANSFER


         The term "transfer," when used in this Article 11 with respect to a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partner Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

SECTION 11.2      TRANSFER OF GENERAL PARTNER'S PARTNERSHIP INTEREST


         The General Partner may not transfer any of its General Partner Interest or withdraw as General Partner, except in connection with the dissolution and liquidation of the General Partner.

SECTION 11.3      TRANSFER OF LIMITED PARTNERS' PARTNERSHIP INTERESTS


         No Limited Partner may transfer any of its Partnership Interest without the consent of the General Partner.

SECTION 11.4      ACQUISITION OF PARTNERSHIP INTEREST BY PARTNERSHIP


         The Partnership may acquire, by purchase, redemption or otherwise, any Partnership Interest or other interest of a Partner in the Partnership. Any Partnership Interest or other interest so acquired by the Partnership shall be deemed canceled. In the event that a Partnership Interest is acquired by the Partnership pursuant to this Section 11.4, the Partnership Interest of each other existing Partner shall be increased, as of the date of acquisition of such Partnership Interest by the Partnership, such that the Partnership Interest of each Partner shall be equal to the sum of (a) each Partner's existing Partnership Interest, plus (b) the product obtained by multiplying (i) each Partner's exist-ing Partnership Interest by (ii) a fraction, the numerator of which is equal to the Partnership Interest acquired by the Partnership and the denominator of which is equal to the result obtained by subtracting (A) one minus (B) the Partnership Interest acquired by the Partnership.

                                   ARTICLE 12
                    DISSOLUTION, LIQUIDATION AND TERMINATION

SECTION 12.1      DISSOLUTION


         Except as set forth in this Article 12, no Partner shall have the right to dissolve the Partnership. The Partnership shall not be dissolved by the admission of Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Liquidating Events"):

         A. the expiration of its term as provided in Section 2.5;

         B. an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after such event of withdrawal a majority of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

         C. an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion;

         D. if the REIT Shares have not been listed on a national securities exchange or over-the-counter market, on December 31, 2008;

         E. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

         F. the sale of all or substantially all of the assets and properties of the Partnership; or

         G. a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date prior to the date of such order or judgment, of a substituted General Partner.

SECTION 12.2      WINDING UP

         A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner, or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the General Partner or such other Person being referred to herein as the "Liquidator") shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include REIT Shares) shall be applied and distributed in the following order:

         (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

         (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the Partners; and

         (3) The balance, if any, to the General Partner and Limited Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.




         B. Notwithstanding the provisions of Section 12.2.A which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 12.2.A, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

         C. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 12 may be:

         (1) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

         (2) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 12.2.A as soon as practicable.

SECTION 12.3      COMPLIANCE WITH TIMING REQUIREMENTS OF REGULATIONS


         In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 12 to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

SECTION 12.4      DEEMED CONTRIBUTION AND DISTRIBUTION


         Notwithstanding any other provision of this Article 12, in the event the Partnership is considered liquidated within the meaning of Regulations
Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, for federal income tax purposes and purposes of maintaining Capital

Accounts pursuant to Exhibit B hereto, the Partnership shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership. Immediately thereafter, the Partnership shall be deemed to have liquidated by distributing interests in the new partnership to the Partners (including the transferee of a Partnership Interest).

SECTION 12.5      RIGHTS OF LIMITED PARTNERS


         Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions, or allocations.

SECTION 12.6      NOTICE OF DISSOLUTION


         In the event a Liquidating Event occurs or an event occurs that would, absent an election or objection by one or more Partners pursuant to Section 12.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners.

SECTION 12.7 TERMINATION OF PARTNERSHIP AND CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP


         Upon the completion of the liquidation of the Partnership cash and property as provided in Section 12.2, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

SECTION 12.8      REASONABLE TIME FOR WINDING-UP


         A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 12.2, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.

SECTION 12.9      WAIVER OF PARTITION


         Each Partner hereby waives any right to partition of the Partnership property.

SECTION 12.10     LIABILITY OF THE LIQUIDATOR

         The Liquidator shall be indemnified and held harmless by the Partnership from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever arising out of or incidental to the Liquidator's taking of any action authorized under or within the scope of this Agreement; provided, however, that the Liquidator shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arises out of:

              (i) a matter entirely unrelated to the Liquidator's action or conduct pursuant to the provisions of this Agreement; or

              (ii) the proven willful misconduct or gross negligence of the Liquidator.

                                   ARTICLE 13
                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

SECTION 13.1      AMENDMENTS

         A. Amendments to this Agreement may be proposed by the General Partner or by any Limited Partners holding twenty-five percent (25%) or more of the Percentage Interests. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners using such methods as the General Partner reasonably determines to be appropriate. A proposed amendment shall be adopted and be effective as an amendment thereto if it is approved by the General Partner and it receives the consent of holders of a majority of the Percentage Interests of the Limited Partners.

         B. Notwithstanding Section 13.1.A, the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

         (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

         (2) to reflect the admission, substitution, termination, or withdrawal of partners in accordance with this Agreement;

         (3) to set forth the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Section 4.2.A hereof;

         (4) to reflect a change that does not adversely affect any of the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

         (5) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.


The General Partner shall provide notice to the Limited Partners when any action under this Section 13.1.B is taken.

         C. Notwithstanding Sections 13.1.A and 13.1.B, this Agreement shall not be amended without the consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partner interest, (ii) modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article 5, or the allocations specified in Article 6 (except as permitted pursuant to Section 4.2 and Section 13.1.B(3)) in a manner adverse to such Partner, (iv) cause the termination of the Partnership prior to the time set forth in Sections 2.5 or 12.1, or (vi) amend this Section 13.1.C. Further, no amendment may alter the restrictions on the General Partner's authority set forth in Section 7.3 without the consent specified in that section.

SECTION 13.2      MEETINGS OF THE PARTNERS

         A. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding twenty-five percent (25%) or more of the Percentage Interests. The call shall state the nature of the business to be transacted. Partners may vote in person or by proxy at such meeting. Except as otherwise expressly provided in this Agreement, the consent of holders of a majority of the outstanding Partnership Units (including Partnership Units held by the General Partner) shall control.

         B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by the holders of a majority of the outstanding

Partnership Units (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the holders of a majority of the outstanding Partnership Units (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

         C. Each Limited Partner may authorize any Person or Persons to act for it by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of or written notice such revocation from the Limited Partner executing such proxy.

         D. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the shareholders of the General Partner and may be held at the same time as, and as part of, meetings of the shareholders of the General Partner.

                                   ARTICLE 14
                               GENERAL PROVISIONS

SECTION 14.1      ADDRESSES AND NOTICE


         All notices, requests, demands and other communications hereunder to a Partner shall be in writing and shall be deemed to have been duly given if delivered by hand or if sent by certified mail, return receipt requested, properly addressed and postage prepaid, or transmitted by commercial overnight courier to the Partner at the address set forth in Exhibit A or at such other address as the Partner shall notify the General Partner in writing. Such communications shall be deemed sufficiently given, served, sent or received for all purposes at such time as delivered to the addressee (with the return receipt or delivery receipt being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

SECTION 14.2      TITLES AND CAPTIONS


         All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, (i) references to "Articles" and "Sections" are to Articles and Sections of this Agreement, and (ii) references to "Exhibits" are to the Exhibits attached to this Agreement. Each Exhibit attached hereto and referred to herein is hereby incorporated by reference.

SECTION 14.3      PRONOUNS AND PLURALS


         Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

SECTION 14.4      FURTHER ACTION


         The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

SECTION 14.5      BINDING EFFECT


         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

SECTION 14.6      CREDITORS


         None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

SECTION 14.7      WAIVER


         No failure by any party to insist upon the strict performances of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

SECTION 14.8      COUNTERPARTS


         This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

SECTION 14.9      APPLICABLE LAW


         This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

SECTION 14.10     INVALIDITY OF PROVISIONS


         If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

SECTION 14.11     ENTIRE AGREEMENT


         This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and any other prior written or oral understandings or agreements among them with respect thereto.

SECTION 14.12     NO RIGHTS AS SHAREHOLDERS


         Nothing contained in this Agreement shall be construed as conferring upon the holders of the Partnership Units any rights whatsoever as shareholders of the General Partner, including without limitation any right to receive dividends or other distributions made to shareholders of the General Partner or to vote or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the General Partner or any other matter.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first written above.

                                   GENERAL PARTNER:

                                   CNL Health Care GP Corp.


                                   By:  __________________________________
                                        Name:
                                        Title:


                                   LIMITED PARTNER:

                                   CNL Health Care LP Corp.


                                   By:  ___________________________________
                                        Name:
                                        Title:

                                    EXHIBIT A
                           PARTNERS, CONTRIBUTIONS AND
                              PARTNERSHIP INTERESTS


                                                            Net Asset Value of      Percentage       Partnership
       Name and Address of Partner          Contribution   Contributed Property      Interest           Units
       ---------------------------          ------------   --------------------      --------           -----

General Partner:
---------------

CNL Health Care GP Corp.                        $100                                    1%                1
450 South Orange Avenue
Orlando, FL  32801

Limited Partner:
---------------

CNL Health Care LP Corp.                       $9900                                    99%              99
450 South Orange Avenue
Orlando, FL  32801


                                    EXHIBIT B
                           CAPITAL ACCOUNT MAINTENANCE



1.       Capital Accounts of the Partners


         A. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with
Section 1.B hereof and allocated to such Partner pursuant to Section 6.1.A of the Agreement and Exhibit C hereof, and decreased by (x) the amount of cash or Net Asset Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1.B of the Agreement and Exhibit C hereof.


         B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:


         (1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704-1(b)(2)(iv)(m).


         (2) The computation of all items of income, gain, loss and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.


         (3) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.


         (4) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.


         (5) In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.


         (6) Any items specially allocated under Section 2 of Exhibit C hereof shall not be taken into account.


         C. A transferee (including an Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor.

         D. (1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 1.D(2), the Carrying Values of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 1.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.


                  (2) Such adjustments shall be made as of the following times:
                  (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.


                  (3) In accordance with Regulations Section 1.704-1(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of such Partnership property and allocated pursuant to Section 6.1 of the Agreement.


                  (4) In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article 13 of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate fair market value among the assets of the Partnership (in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties).


         E. The provisions of this Agreement (including this Exhibit B and the other Exhibits to this Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification without regard to Article 13 of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to
Article 12 of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

                                    EXHIBIT C
                            SPECIAL ALLOCATION RULES



1.       Special Allocation Rules


         Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:


         A. Minimum Gain Chargeback. Notwithstanding the provisions of Section
6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in the Partnership Minimum Gain during any Partnership Year (except as a result of certain conversions and refinancings of Partnership indebtedness, certain Capital Contributions, or certain revaluations of the Partnership property as further described in Regulations Sections 1.704-2(d)(4), 1.704-2(f)(2) or 1.704-2(f)(3)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 1.A only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to
Section 6.1 of this Agreement with respect to such Partnership Year and without regard to any decrease in Partner Minimum Gain during such Partnership Year.


         B. Partner Minimum Gain Chargeback. Notwithstanding any other provision of Section 6.1 of the Agreement or any other provisions of this Exhibit C (except Section 1.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year (except as a result of certain conversions and refinancings of Partnership indebtedness, certain Capital Contributions, or certain revaluations of the Partnership property as further described in Regulations Sections 1.704-2(i)(3) and 1.704-2(i)(4)), each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Sections of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this
Section 1.B, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit with respect to such Partnership Year, other than allocations pursuant to Section 1.A hereof.


         C. Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b) (2)
(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B hereof, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership Year) shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 1.C is intended to constitute a "qualified income offset" under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.


         D. Nonrecourse Deductions. Nonrecourse Deductions for any Partnership Year shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio for such Partnership Year to the numerically closest ratio which would satisfy such requirements.


         E. Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).


         F. Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 734(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.


         G. Curative Allocations. The allocations set forth in Section 1.C of this Exhibit C (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations promulgated under Section 704 of the Code. The Regulatory Allocations shall be taken into account in allocating Net Income, Net Loss and other items of income, gain, loss and deduction to each Partner so that, to the extent possible, and to the extent permitted by the Regulations, the cumulative allocations of Net Income, Net Loss and other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not been made.


2.       Allocations for Tax Purposes


         A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.


         B. Notwithstanding any other provision in this Agreement, in an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:


                  (1)(a) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code to take into account the variation between the Gross Asset Value of such property and its adjusted basis at the time of contribution; and


                    (b) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.


                  (2)(a) In the case of an Adjusted Property, such items shall:


                           (1) first, be allocated among the Partners in a manner consistent with the principles of
                                    Section 704(c) of the Code to take into
                                    account the Unrealized Gain or Unrealized
                                    Loss attributable to such property and the allocations thereof pursuant to Exhibit B, and


                           (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 2.B(1) of this Exhibit C; and

                      (b) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.


                  (3) all other items of income, gain, loss and deduction shall be allocated among the Partners the same manner as their correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of the Exhibit C.


         C. For purposes of Sections 2.B(1) (a) and 2.B(2) (a) of this Exhibit C, the General Partner shall elect in its sole and absolute discretion the method to be used under Regulations Section 1.704-3 to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property.

                                    EXHIBIT D
                          VALUE OF CONTRIBUTED PROPERTY


  Underlying Property           Gross Asset Value               Net Asset Value




                                       D-1